                                                Filed Pursuant to Rule 424(b)(4)
                                                      Registration No. 333-47240

                              PROSPECTUS SUPPLEMENT

                        To Prospectus dated May 17, 2001
                             and supplemented by the
                          Prospectus Supplement, dated
                                November 6, 2001

                                       of

                                  FINDWHAT.COM

         Morris Wolfson ("Mr. Wolfson"). sold the following number of shares of our common stock on the dates and at the per share prices set forth below:

- 10,000 shares on October 30, 2001 at $4.10 per share;
- 5,000 shares on October 31, 2001 at $4.50 per share;
- 5,000 shares on November 1, 2001 at $4.90 per share; and
- 5,000 shares on November 5, 2001 at $5.28 per share.

This sale was effected by Pond Equities Inc., as agent, at a 5% commission charge. Immediately following this sale, Mr. Wolfson beneficially owned no shares of our common stock.

         MWDD Partnership ("MWDD") sold the following shares of our common stock on the dates and at the per share prices set forth below:

- 10,000 shares on November 5, 2001 at $5.28 per share; and
- 2,500 shares on November 5, 2001 at $5.17 per share.

This sale was effected by Pond Equities Inc., as agent, at a 5% commission charge. Immediately following this sale, MWDD beneficially owned no shares of our common stock.

         On November 8, 2001, the closing price per share of our common stock on the Nasdaq SmallCap Market was $5.02.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus Supplement is November 9, 2001.